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                                                                 Exhibit 10.2

                     APPLICATION SERVICE PROVIDER AGREEMENT

This Agreement made as of this 18th day of May, 2000, by and between Corel Corporation ("COREL") having its principal place of business at 1600 Carling Avenue, Ottawa, Ontario, K1Z 8R7 (Tel: 613-728-8200 Fax: 613-728-9790) and C Me Run Corp. ("ASP"), having its principal place of business at One Cabot Road, Hudson, MA 01749 (Tel: 978-567-6800, Fax: 978-567-5948).

BACKGROUND:

1.    COREL desires to secure distribution of certain of its software; and

2. ASP desires to obtain certain rights to allow its customers to access software from COREL.

NOW THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein the parties agree as follows:

1.    INTERPRETATION

1.01  Definitions. As used herein:

      (i)   "Agreement" means this agreement and any schedules attached hereto.

      (ii) "ASP Program" means the process by which Customer accesses the ASP System to obtain use of the Software provided that such Customer has entered into a services agreement with ASP and remains in good standing under such agreement.

      (iii) "ASP Software Package" means the software package offered by ASP to Customers which permits use of the Software on the ASP System.

      (iv) "ASP System" means the enabling technology on ASP's local area network based server located at One Cabot Road, Hudson, MA 01749 and any other location within the Territory and used by ASP to permit Customers who have acquired a ASP Software Package through the ASP Program to access and use the Software via public or private access network or communication mediums.

      (v) "COREL Marks" means the trade names and trade-marks related to the Software.

      (vi) "Customer" means individuals or entities who are customers in good standing with ASP and who purchase an ASP Software Package through the ASP Program from ASP or Reseller.

      (vii) "End User License Agreement" means COREL's end user license as modified by COREL from time to time.

     (viii) "Pilot Period" means a sixty (60) day period commencing on the date that ASP permits a Reseller to be a software access provider.

      (ix) "Reseller" means any electronic reseller authorized by ASP to distribute the Software to Customer.

      (x)   "Services" means those services as described in Schedule "C" hereto.

      (xi) "Software" means the object code version in any form or format of any of the COREL software products listed in Schedule "B".

      (xii) "Software Prices" means the amount payable by ASP pursuant to
            Section 7 of this Agreement and according to the pricing schedule set out in Schedule "B".

     (xiii) "Territory" means worldwide subject to Section 5.04.

      (xiv) "User Profile" means a single registered Customer with access to the ASP System.

1.02  Schedules. The following Schedules are appended to and form part of this
      Agreement:

            Schedule "A"          -   Guidelines for Using Corel Trade-Marks and
                                      Guidelines for using Corel Logos
            Schedule "B"          -   Software and Software Prices
            Schedule "C"          -   Reports and Services
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2.    LICENSE

2.01 License and Appointment. Subject to the terms and conditions hereof, COREL hereby grants ASP and ASP accepts from COREL:

      2.01.1 Software Access. a non-exclusive right to be a software access provider and to allow Customers to use the Software only as a part of the ASP Software Package and only through the ASP System to Customers participating under the ASP Program within the Territory; and

      2.01.2 Sublicense. a non-exclusive right to sublicense to Reseller the right to be a software access provider and to allow Customers to use the Software only as a part of the ASP Software Package and only through the ASP System and only to Customers participating under the ASP Program within the Territory.

      ASP agrees not to distribute the Software other than in computer readable form as part of an ASP Software Package under the ASP Program within the Territory.

2.02 Intellectual Property. ASP acknowledges that COREL is the owner of all intellectual property, including, without limitation, patents and copyright, relating to the Software and the COREL Marks. ASP shall have no rights in respect of such intellectual property, patents or copyright other than to act as a software access provider to deliver the Software subject to the End User License Agreements.

2.03 Master. To enable ASP to exercise those rights granted under Section 2.01, COREL shall deliver to ASP a master copy of the Software and any updates and upgrades if available, in accordance with the estimated availability as determined by COREL, in COREL's sole discretion, for the Software as set out in Schedule "B".

2.04 Reseller Agreement. ASP shall ensure that each Reseller is subject to a binding written agreement with ASP that includes provisions consistent with the material substance of Sections 2.02, 3, 4, 5.02, 5.04, 8, 9, 10 and 11 and such agreements must be materially no less protective of COREL's rights in the Software than are the terms and conditions of this Agreement.

3.    TRADE-MARKS

3.01 COREL Marks. During the term of this Agreement, COREL hereby grants ASP a license to display the COREL Marks solely in the form provided by COREL and only in conjunction with the ASP Program.

3.02 Non-alteration. ASP agrees not to alter the COREL Marks, copyright notices or designs of any Software. ASP acknowledges and agrees that COREL retains all of its right, title and interest in the COREL Marks, and all use of the COREL Marks by ASP shall enure to the benefit of COREL.

3.03 Mark Policies and Standards. ASP shall display the COREL Marks in accordance with COREL's Guidelines for Using COREL Trademarks and Guidelines for Using COREL Logos as set forth in Schedule "A" or as otherwise in effect from time to time. COREL retains the right to specify and approve the quality and standards of all materials on which the COREL Marks are displayed and to inspect samples of such materials from time to time. Failure of ASP to adhere to such standards of quality shall be grounds for COREL to terminate ASP's rights to use such COREL Marks and to terminate this Agreement. In order to enable COREL to protect its rights in the COREL Marks, ASP will advise COREL of every country in which it markets or distributes the Software or uses the COREL Marks.
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3.04  Validity and Enforceability of Marks. ASP shall not at any time during or after the term of this Agreement assert any claim or interest in or to anything which may adversely affect the validity or enforceability of any of the COREL Marks. ASP shall not register, seek to register, or cause to be registered any of COREL's trademarks, logos, copyrights, including the COREL Marks without COREL'S prior written consent. ASP shall not adopt or use such trade-marks, trade names, logos or insignia or any confusingly similar work or symbol, as part of the ASP Program and/or the ASP System company or partnership name.

3.05 Infringement and Further Assurances. ASP agrees to report all infringement or improper or unauthorized use of COREL's trade-marks, trade names, logos or insignia, including the COREL Marks which come to the attention of ASP. ASP further agrees to execute all documents and further assurances required by COREL to register or protect COREL'S rights.

4.    TERM OF AGREEMENT

4.01 Effective Date. This Agreement shall be effective as of the date first written above.

4.02 Initial Term. The initial term of this Agreement shall commence upon the date first written above and shall continue for a period of twelve (12) months from such date, subject to Section 13.

4.03 Renewal. Subject to Section 13, this Agreement shall be renewed for subsequent periods of twelve (12) months at the end of the prior twelve
      (12) month term unless either party notifies the other thirty (30) days prior to the expiry of the term that it does not wish to renew the Agreement for a further twelve (12) month term.

5.    RESPONSIBILITIES OF ASP

5.01 ASP System and Customer Support. ASP represents and warrants to COREL that ASP has and will maintain a secure and fully functional ASP System which shall only permit Customers to connect to the ASP System and which shall not permit Customers to save the Software, Software files or programs ("Software Files") on Customer's hard disk or any other tangible media. However, Customer shall have the ability to store and print the data created using the Software Files onto Customer's hard disk or any other tangible media. ASP shall provide all support for Customers utilizing the ASP System to access ASP Software Packages. ASP shall indemnify COREL from all losses or damages suffered by COREL as a result of any intentional or negligent failure of ASP and/or the ASP System to restrict the saving or printing of Software or Software Files.

5.02 Restrictions. ASP shall distribute the Software only in the form provided by COREL as part of an ASP Software Package and shall not alter the Software or End User License Agreement or any part thereof. COREL retains the right to specify and approve the quality and standards of the Software and to inspect samples of such Software from time to time. ASP shall not rent the Software or ASP Software Packages or knowingly distribute or resell to anyone who infringes COREL's rights. ASP shall immediately discontinue all access to ASP System and electronic access to Software or ASP Software Packages by Customers who infringe COREL's rights. In the event ASP becomes aware of, or receives notice from COREL, that Resellers have infringed COREL's rights, ASP shall immediately discontinue all distribution of Software to said Reseller. ASP shall impose this same restriction on all Resellers who distribute the Software.

5.03 Acceptance of EULA. ASP shall ensure that, prior to access to or use of the Software by Customer, the applicable End User License Agreement ("EULA") forms part of the services agreement between ASP and Customer and that by executing the services agreement Customer agrees to be bound by and to comply with the terms and conditions of the EULA. In the event Customer rejects the EULA, Customer shall not be permitted to access or use the Software.
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5.04  Compliance with Laws. ASP shall comply with all laws, rules, regulations and industry standards existing with respect to the Software and the performance by the ASP of its obligations hereunder existing in the jurisdictions where the ASP carries on activities under this Agreement and where the Software is accessed by Customers from time to time. ASP shall not export the Software unless such export complies with any applicable export laws and regulations as they apply to the Software. In particular, ASP shall not export or re-export the Software, either directly or indirectly, to countries to which the United States has prohibited export, including, but not limited to, Cuba, Iran, Iraq, Libya, North Korea, Serbia, Syria, Sudan and Taliban-controlled areas of Afghanistan. COREL reserves the right to withhold its consent to the distribution of the Software to any country if the laws of the target country do not adequately protect the intellectual property rights of COREL in the Software.

5.05 Press Releases. ASP agrees that all information released to the media or the general public regarding this Agreement or the relationship between the parties including, but not limited to press releases, shall require prior written approval of COREL. Within a reasonable period of time following execution of this Agreement, the parties agree to jointly issue a press release announcing the relationship between the parties.

5.06 Reports and Services. ASP shall provide COREL with reports and Services as further described in Schedule "C" hereto.

5.07 Audits. ASP agrees to maintain complete and accurate records relating to its promotion, marketing, use and distribution of the Software. COREL shall have the right no more often than once each twelve (12) month period to appoint an independent third party to examine ASP's books and records in order to verify ASP's compliance with the terms of this Agreement. Any such audit shall be at the expense of COREL unless the audit reveals an underpayment by ASP of greater than five percent (5%) in which case the audit shall be at the expense of ASP.

5.08 Service Packs. ASP agrees to install up to a maximum of three (3) service packs for the Software provided to ASP by COREL in each calendar quarter.

6.    RESPONSIBILITIES OF COREL

6.01 Software Support. Customers shall be entitled only to COREL's electronic support for the Software in accordance with COREL's standard policies and procedures as they may be in effect from time to time. Such Customer Software support shall in no way apply to Customers access to or use of the ASP Software Package, the ASP Program or ASP System.

7.    PAYMENTS

7.01 Amounts Payable. ASP shall pay COREL the amount or amounts described in Schedule "B" in accordance with the terms and conditions of Schedule "B" within thirty (30) days of the end of each month.

7.02 Notice of Changes. COREL shall be entitled to discontinue any Software at any time upon thirty (30) days prior written notice to ASP. In such cases, COREL shall provide ASP with the revised Schedule "B". In the event COREL discontinues any Software, ASP shall immediately remove all discontinued Software from the ASP System and ASP Program and erase or destroy any Software contained on ASP computers and/or computer diskettes in its possession or under its control.

7.03 Taxes. ASP shall pay, in addition to all amounts specified in this Agreement, all duties and foreign, federal, state, provincial, county or local income taxes, value added taxes, use, personal, property, sales taxes and other taxes whatsoever, or amounts in lieu thereof, and interest thereon, paid or payable or collectible by COREL
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      (exclusive of taxes based on COREL's net income) and levied or based on amounts chargeable to or payable by ASP pursuant to this Agreement. In the event any payments required to be made by ASP under this Agreement are subject to applicable withholding tax that ASP is required to deduct from such payments, ASP shall promptly deliver to COREL receipts issued by appropriate government authorities for all such taxes withheld or paid by ASP and ASP shall fully and promptly cooperate with COREL to provide such information and records as COREL may require in connection with any application by COREL to obtain available tax credits.

7.04 Late Payment. If ASP is in arrears under this Agreement, COREL will give written notice to ASP that ASP is responsible for payment of all outstanding amounts and finance charges. If the outstanding amounts are not paid within ten (10) days of such notice, COREL has the right to terminate this Agreement. Late payments will be assessed a 1% finance charge per month (12% per annum) or the highest finance charge permitted by applicable law, whichever is less. All such finance charges shall automatically begin to accrue on overdue amounts starting on the thirty-first (31st) day after payment of such amounts was due. ASP shall pay all costs including reasonable attorney's fees, incurred by COREL in collecting overdue amounts.

7.05 US Currency. All payments to COREL pursuant to this Agreement shall be made in the lawful currency of the United States of America and all amounts referred to in this Agreement are in the lawful currency of the United States of America.

8.    CONFIDENTIALITY

8.01 Confidentiality. Each of the parties hereto agrees to keep confidential any and all information with respect to the other party which it has received or may in the future receive in connection with this Agreement which is not otherwise available to the general public without restriction. Notwithstanding the foregoing, each of the parties shall be entitled to disclose such information (i) to its agents, employees or representatives who have a need to know such information for the purpose of performance under this Agreement and exercising the rights granted under this Agreement, or (ii) to the extent required by applicable law, or
      (iii) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement provided that ASP shall give COREL reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent. ASP shall not disassemble, decompile, reverse engineer or attempt to disassemble, decompile, reverse engineer the Software, except to the extent this restriction is not permitted by applicable law. Confidential Information shall not include that information defined as Confidential Information which the receiving party can conclusively establish (i) was in the possession of the receiving party at the time of disclosure; (ii) prior to or after the time of disclosure became part of the public domain without the act or omission of the party to whom it was disclosed; (iii) was disclosed to the receiving party by a third party under no legal obligation to maintain the confidentiality of such information; (iv) was independently developed by the receiving party.

9.    WARRANTIES AND OTHER REPRESENTATIONS

9.01 Warranty. The storage medium for the gold master for the Software is warranted against defects in workmanship and materials for a period of ninety (90) days from the date it is delivered to ASP. In the event that the storage medium for the gold master for the Software is defective COREL will replace it free of charge with another copy of the gold master for the Software. Replacement of the storage medium for the gold master for the Software shall be COREL'S sole obligation and ASP'S sole remedy for a breach of the warranty in this section.
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9.02  Limitation. OTHER THAN AS PROVIDED IN SECTION 9.01, THE SOFTWARE, AND
      STORAGE MEDIA ARE PROVIDED AND LICENSED BY COREL ON AN "AS IS" BASIS AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, ARISING BY STATUTE, OPERATION OF LAW, COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE, REGARDING THEM OR ANY OTHER PRODUCT OR SERVICE PROVIDED HEREUNDER OR IN CONNECTION HEREWITH BY COREL. COREL DISCLAIMS ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY, SATISFACTORY QUALITY, MERCHANTABILITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OF THE SOFTWARE, OR STORAGE MEDIA, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY, CONDITION OR REPRESENTATION BY COREL.

9.03 No Variation. NO AGREEMENTS VARYING OR EXTENDING THE TERMS OF SECTION 9.01 OR 9.02 WILL BE BINDING ON COREL UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED SIGNING OFFICER OF COREL.

9.04 ASP not to Bind. ASP will give and make no warranties or representations on behalf of COREL as to quality, merchantable quality, satisfactory quality, merchantability, fitness for a particular use or purpose or any other features of the Software; and ASP shall not incur any liabilities, obligations or commitments on behalf of COREL, including, without limitation, a variation of the End User License Agreement.

10.   INFRINGEMENT

10.01 Defense and Settlement. If notified promptly in writing of any action (and all prior related claims) brought against ASP alleging that ASP'S right to allow its Customers to access and use the Software under this Agreement infringes any copyright, COREL will defend that action at its expense and will pay the costs and damages finally awarded against ASP, if any, in the action, provided: that ASP provides COREL with prompt written notice of such claim(s); that COREL shall have sole control of the defense of any such action and all negotiations for its settlement or compromise; that ASP, and where applicable, those for whom ASP is in law responsible, cooperate fully with COREL in its defense of the action; and that COREL shall have no liability if (a) the action results from (i) the use of the Software for purposes or in an environment for which it was not designed;
      (ii) modification of the Software by anyone other than COREL; (iii) distribution of any Software or display or use of any COREL Mark after COREL's notice to ASP that it should cease distribution or use of such Software and/or COREL Mark due to a possible infringement; or (b) ASP is otherwise in material breach of the terms and conditions of this Agreement.

10.02 Options Where Claim. If a final injunction is obtained in such action against ASP's distribution of the Software or if in COREL's opinion the Software is likely to become the subject of a claim of infringement, COREL may at its sole option and expense either procure for ASP the right to distribute the Software or replace or modify the Software so that it becomes non-infringing or terminate this Agreement in accordance with
      Section 13.01.6.

10.03 Entire Liability. The foregoing states the entire liability of COREL and exclusive remedy of ASP with respect to any intellectual or industrial property infringement.

11.   LIMITATION OF LIABILITY

11.01 Limitation. IN NO EVENT WILL COREL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS
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      OF USE, DATA OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS
      AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE OR STORAGE MEDIA, OTHER COREL PROVIDED MATERIAL OR THE PERFORMANCE OF COREL WHETHER SUCH ACTION IS BASED IN CONTRACT OR IN TORT INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND WHETHER OR NOT COREL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES ARE FORESEEABLE.

11.02 Aggregate Liability. Other than as provided in Section 10, COREL'S aggregate liability to ASP whether for negligence, breach of contract, misrepresentation or otherwise shall, in respect of a single occurrence or a series of occurrences, in no circumstances exceed the Software Prices paid by ASP to COREL over the twelve (12) month period immediately preceding the claim by ASP.

12.   ASP INDEMNIFICATION

12.01 Indemnification. Except as set forth in Section 10, ASP agrees to indemnify and save COREL harmless from and against any and all claims, demands, costs and liabilities (including all reasonable legal and attorney fees and expenses) of any kind whatsoever, arising directly or indirectly out of claims by ASP's Customers or any third party relating to: (i) ASP's performance or non-performance of its obligation under this Agreement; (ii) Customers use of the Software and/or the maintenance, performance, non-performance or functionality of the ASP's System; or
      (iii) breach of Section 5.01 warranties.

13.   TERMINATION

13.01 Termination. This Agreement will terminate in the event of any of the following:

      13.01.1 immediately in the event of termination of the ASP Program;

      13.01.2 written notice of termination from COREL, effective immediately, under Section 7.04;

      13.01.3 on the thirtieth (30th) day after one party gives the other written notice of breach by the other of any material term or condition of this Agreement unless the breach is cured before that day;

      13.01.4 written notice of termination by one party, effective immediately, after a receiver has been appointed in respect of the whole or a substantial part of the other's assets or a petition in bankruptcy or for liquidation is filed by or against that other, or if the other has been dissolved or liquidated or is insolvent;

      13.01.5 written notice of termination, effective immediately, by the non-defaulting party; if ASP or COREL has breached its obligations under Section 8; or

      13.01.6 upon the expiry of thirty (30) days following receipt by either party of written notice from the other party terminating this Agreement for convenience.

13.02 No Compensation. The parties acknowledge and agree that they have no expectation that their business relationship with the other will continue for any minimum period of years or that neither party shall obtain any anticipated amount of profits by virtue of this Agreement. However, ASP acknowledges and agrees that this Section 13.02 shall not apply to amounts owed or owing by ASP to COREL pursuant to this Agreement. The parties agree that the termination provisions herein, in terms of both notice and default events are reasonable and agree not to contest same by way of wrongful termination proceedings or otherwise. COREL shall not be
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      liable, by reason of any termination of this Agreement, for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated orders or on account of expenditures, investments, leases or commitments whatsoever in connection with the business or goodwill of ASP.

14.   EFFECT OF TERMINATION

14.01 ASP. In the event of termination ASP shall:

      14.01.1 perform with respect to COREL all payment and other obligations of ASP arising under this Agreement within thirty (30) days of termination;

      14.01.2 immediately cease to use the COREL Marks in any manner whatsoever and immediately cease to act as a Software access provider and to represent itself as such; and

      14.01.3 immediately remove all Software provided pursuant to this Agreement from ASP System and ASP's server and erase or destroy any such Software contained on ASP computers and/or computer diskettes in possession or under its control.

14.02 Survival. Sections 2.02, 3.02, 3.04, 5.07, 7, 8, 9, 10, 11, 12, 13.02, 14
      and 15 shall survive the termination of this Agreement.

14.03 No Prejudice. Except as provided in Section 13.02, termination hereunder shall be without prejudice to any other right or remedy to which either party may be entitled hereunder in law.

14.04 Destroy or Deliver Up. At termination, COREL shall have the option to require ASP to destroy and certify that it has destroyed or to deliver to COREL any property of COREL, including the gold masters for the Software, then in its possession or under its control.

15.   MISCELLANEOUS

15.01 Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior statements, representations, discussions, negotiations and agreements, both oral and written, including all pre-printed terms and conditions appearing on ASP's order forms, COREL's acknowledgment of order forms and COREL's invoice forms.

15.02 Amendment or Waiver. COREL expressly reserves the right to modify Schedules "A" and "B" from time to time upon notice to ASP. Except as specifically provided for herein, all other modifications and/or amendments require a mutual written agreement signed by authorized signing officers of both parties. No order, invoice or similar document will affect this Agreement even if accepted by the receiving party.

15.03 Illegal or Unenforceable Provisions. If any one or more of the provisions of this Agreement shall be found to be illegal or unenforceable, this Agreement shall nevertheless remain in full force and effect, and such term or provision shall be deemed severed.

15.04 Independent Contractors. The parties to this Agreement are independent contractors. No relationship of principal to agent, master to servant, employer to employee or franchisor to franchisee is established between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.
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15.05 Force Majeure. Unless continuing for a period of ninety (90) consecutive days, or unless involving the payment of amounts due under this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of the Agreement if such default, delay or failure to perform is shown to be due entirely to an event of force majeure, or to causes beyond the reasonable control of the defaulting party including without limitation, strikes, riots, civil disturbances, actions or inactions concerning governmental authorities, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy or default of a common carrier, always provided that the party so relieved of its obligations shall take reasonable steps to prevent, correct or amend such act or event which renders such obligations impossible.

15.06 No Waiver. Neither of the party's rights to enforce provisions of this Agreement shall be affected by any prior course of dealing, waiver, delay, omission or forbearance.

15.07 Assignment. This Agreement and the rights granted hereunder shall not be assigned, encumbered by security interest or otherwise transferred by ASP without the prior written consent of COREL which consent shall not be unreasonably withheld. An amalgamation or merger of ASP or COREL with any person who is not a party to this Agreement shall be deemed to result in an assignment of this Agreement. COREL may assign this Agreement at any time upon notice to this effect to ASP.

15.08 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

15.09 Notices. Any notice or other communication to the parties shall be sent to the addresses set out above, or such other places as they may from time to time specify by notice in writing to the other party. Notices to COREL shall be sent to the attention of the legal department. Any such notice or other communication shall be in writing, and, unless delivered to a responsible officer of the addressee, shall be given by registered mail, facsimile or telex and shall be deemed to have been given when such notice should have reached the addressee in the ordinary course, provided there is no strike by postal employees in effect or other circumstances delaying mail delivery, in which case notice shall be delivered or given by facsimile or telex.

15.10 Further Assurances. The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

15.11 Time. Time shall be of the essence.

15.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, excluding that body of law applicable to choice of law and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such Convention, if otherwise applicable. ASP hereby consents and attorns to the jurisdiction of the courts of such province. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees. Each party waives any right, and agrees not to apply to have any disputes under this Agreement tried or otherwise determined by a jury, except where required by law.

15.13 Non-Conflict. No director or officer of Corel Corporation (and/or its subsidiaries and affiliates) shall be admitted to any share or part of this Agreement or to any benefit arising therefrom.

15.14 Language. The original of this Agreement has been written in English and ASP waives any right it may have under the laws of ASP'S Territory to have this Agreement written in any other language. ASP represents that it has the ability to read and write in English and has read and understands this Agreement. If this Agreement is translated into a language other than English, the English version and interpretation shall govern and prevail. All communications between the parties hereunder shall be in English.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                      C Me Run Corp.


                                      PER: /s/ Warren Talbot
                                           -----------------------------------
                                           Name:  Warren Talbot
                                           Title: VP Business Development


                                      Corel Corporation


                                      PER: /s/ [Illegible]
                                           -----------------------------------
                                           Name:
                                           Title:


                                           /s/ [Illegible initials]

                                  SCHEDULE "A"

   GUIDELINES FOR USING COREL TRADE-MARKS AND GUIDELINES FOR USING COREL LOGOS

Corel permits you to use its logos and trademarks in both plain word and stylized form (the "Marks") for the purpose of promoting and advertising Corel products or services, provided you comply with the following guidelines:

      o The Marks may only be used in relation to Corel products or services. This means that you may not display the Marks on any non-Corel product or service including any associated packaging, documentation, advertising or other materials in a manner that suggests that such product or service is a Corel product or service, that Corel or any of the Marks are associated with such product or service or that Corel is affiliated with, endorses or sponsors you or any of such products or services. Use of Corel partner program logos and trademarks, such as the Corel Solutions Partner and Corel Training Partner logos, are subject to the terms and conditions of the respective partner program and no permission to use such logos is granted herein. Please contact a Corel representative or visit corel.com for further details.

      o Corel will provide you with the artwork for the Marks. This artwork may not be altered in any way.

      o When displayed, the Marks must be substantially less prominent than your trademark, trade name, logo or product name. The Marks may not be used as, or as part of, a company name.

      o When displayed, the Marks must stand alone. A minimum amount of empty space must be left between the Marks and any other object such as type, photography, borders, edges, etc. The required border of empty space around the Marks must be 1/2x wide where x is the height of the Mark.

      o You may not combine the Marks with any other feature including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols. Further, you may not display your own logos or marks or other text or graphics in the same or similar get-up, graphics, look, or trade-dress as the Marks.

      o The Marks must not be used in a manner that, in Corel's judgment, may diminish or otherwise damage Corel's goodwill in the Marks, including but not limited to uses which could be deemed to be obscene, pornographic, or otherwise in poor taste or unlawful, or which purpose or objective is to encourage unlawful activities.

      o You must place an asterisk (*) or similar notation mark beside the first use of a Mark and include the following attribution statement on the materials in which the Marks are featured.

            "* Trademark(s) of Corel Corporation or Corel Corporation Limited"

------------------------------------------------------------------------------------------------------------------------------------
                     SCHEDULE "B"
            SOFTWARE AND SOFTWARE PRICES
                                                                   =================================================================
                                                                        Daily Rate            Monthly Rate         Annual Rate
====================================================================================================================================
                                                   ASP               For User Profile       For User Profile      For User Profile
             Software                           Part Number        Software Price ($US)   Software Price ($US)  Software Price ($US)
------------------------------------------------------------------------------------------------------------------------------------
Corel Business Applications
====================================================================================================================================
Corel(R) WordPerfect(R) Office 2000             ASPWPO2K                        $3.50                   $8.50               $102.00
====================================================================================================================================
Corel(R) Print Office 2000(TM)                  ASPPO2K                         $1.85                   $5.10                $61.20
====================================================================================================================================

====================================================================================================================================
Corel Graphics Applications
====================================================================================================================================
CorelDRAW(TM) 9                                 ASPDRAW9O                       $3.75                  $10.25               $123.00
====================================================================================================================================
CorelDRAW(TM) 9 Office Edition                  ASPDRAW90OE                     $3.50                   $8.50               $102.00
====================================================================================================================================
Corel(R) Custom Photo                           ASPCP1O                         $1.15                   $3.40                $40.80
====================================================================================================================================
Corel(R) Print House(TM) Magic 4 Classic        ASPPH4O                         $1.15                   $3.40                $40.80
====================================================================================================================================
Corel(R) 110,000 On-line Content                ASPOC110                          N/A                   $2.00                $24.00
====================================================================================================================================

====================================================================================================================================
Corel Bundled Applications
====================================================================================================================================
Basic Package*
====================================================================================================================================
Corel(R) Custom Photo                           ASPCP10BP                         N/A                   $2.55                $30.60
====================================================================================================================================
Corel(R) Print House(TM) Magic 4 Classic        ASPPH40BP                         N/A                   $2.55                $30.60
====================================================================================================================================
Corel(R) 110.000 On-line Content                ASPOC110BP                        N/A                   $0.90                $10.80
====================================================================================================================================
Total Package                                                                                           $6.00                $72.00
====================================================================================================================================

====================================================================================================================================
Enhanced Package*
====================================================================================================================================
Corel(R) WordPerfect(R) Office 2000             ASPWPO2KEP                        N/A                   $7.65                $91.80
====================================================================================================================================
Corel(R) Print Office 2000(TM)                  ASPPO2KEP                         N/A                   $2.55                $30.60
====================================================================================================================================
Total Package                                                                                          $10.20               $122.40
====================================================================================================================================

====================================================================================================================================
Premium Package*
====================================================================================================================================
Corel WordPerfect(R) Office 2000                ASPWPO2KPP                        N/A                   $7.65                $91.80
====================================================================================================================================
CorelDRAW(TM) 9                                 ASPDRAW9OPP                       N/A                   $8.50               $102.00
====================================================================================================================================
Total Package                                                                                          $16.15               $193.80
====================================================================================================================================

*PLEASE NOTE: Each Bundled Package must be sold as a complete offering.

N/A: Not Available                 Pricing In $U.S. Dollars

COREL agrees that for the Pilot Period, ASP shall not he required to pay any Software Prices to COREL.
--------------------------------------------------------------------------------

                                  SCHEDULE "C"

                              REPORTS AND SERVICES

A.   ASP REPORTS:

ASP shall provide to COREL within thirty (30) days of the end of each month, monthly sales data and Customer information reports which shall be submitted to COREL in electronic formant as provided by COREL from time to time and shall contain all of the following information or other information as is reasonably requested by COREL from time to time. COREL shall be entitled to change to format of reporting upon thirty (30) days prior notice. All reports shall be submitted to POS@corel.com in two (2) electronic files; File 1 - POS Sales Data and File 2 - Customer Information.

File 1- POS Sales Data

1.    ASP_NAME      ASP Name - Fill in your company name
2.    DATE          If your system is capable of reporting transaction data on a daily basis, report dates of transactions in "International
                    Date Format". If you are only able to provide monthly
                    summarized data, use the first day of the month as the date.
                    COREL uses calendar months for reporting dates. Identify
                    exceptions such as the usage of fiscal months to COREL.
3.    VENDOR_SKU    means COREL's ASP part numbers as they appear on COREL price lists.
                    COREL's ASP part numbers must be used. Capital/block letters must also be used.
4.    SUB_TYPE      means the subscription type chosen by Customer (daily,
                    monthly or annual).
5.    SOFTWARE      means the name of the Software. (Recommended).
6.    UNI_SOLD      means the number of units sold to Resellers and Customer.
7.    UNI_COST      means COREL's selling price, or your buying price in U.S.
                    Dollars. COREL will only accept unit prices reported in U.S.
                    Dollars.
8.    RESELL_ID     means your internal customer ID for your Resellers (required where available)
9.    RESELL_NAME   means the Reseller name - who you sold the Software to.

File 2 - Customer Information

1.    NAME          means the Customer name.
2.    ADDRESS       means the Customer address..
3.    CITY          means the Customer city.
4.    PROV./STATE   means the Customer province or state.
5.    PHONE         means the Customer phone number.
6.    EMAIL         means the Customer email.

All sales transactions must be included. Any unreportable transactions must be identified to your designated Corel representative.
To ensure proper processing of any rebates, orders, and inventory information, the usage of Corel part numbers is mandatory.
Naming conventions are to be applied to your files. Examples are shown below:

          POS Sales Data -     year/month/Sales.
                               97_12_Sales. Or
                               9712S. (If not using Windows 95)

B.    SERVICES

      Security Requirements

      Upon transfer of the Software by COREL to ASP, ASP shall be responsible for the security of the Software while it is stored with ASP and during electronic access by Customers. ASP shall use cryptographic methods to authenticate the Software and ensure integrity and confidentiality of the Software during any transmission. The ASP System shall contain the following security controls:

      1) Physical security controls which isolate the ASP System from physical access by anyone not directly authorised to manage the ASP System;

      2) Logical access controls that enforce positive control over access to the Software, the applications, and operating systems functions that interact with the Software;

      3) Code integrity controls that verify the integrity of the Software immediately prior to any electronic access of the Software;

      4) Connectivity controls that ensure that all network connections to the ASP System are under the positive control of those personnel with direct responsibility for the security of the Software;

      5) All security controls over Software generate effective audit trails that are secure from modification; and

      6) All cryptographic keys that support security functionally for Software are stored and used operationally completely within secure dedicated software.

      Miscellaneous

      1) ASP shall not present, nor authorize others to present, non-COREL Software as COREL Software.

      2) ASP shall always provide the most current Software version as provided by COREL, unless otherwise requested by COREL.

Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
Canada K1Z 8R7                       [LOGO] COREL FAX

--------------------------------------------------------------------------------
The information contained in this facsimile message is privileged and confidential information intended only for the use of the individual or entity named below or their designee. If the reader of this message is not the intended recipient, you are hereby notified that any use, dissemination, distribution or copy of this facsimile is strictly prohibited. If you have received this facsimile in error, please immediately notify the sender by telephone and return the original message by mail to Corel Corporation, 1600 Carling Avenue, Ottawa, Ontario, Canada, K1Z 8R7.

                               Date: July 31, 2000

To:      Warren Talbot                            From:      Lino Catana

Phone:   978.567.6804                             Phone:     613.728.0826 x1248

Fax:     978.567.5048                             Fax:       613.781.1057

Re:      ASP Contract                             CC:

Number of pages including cover sheet: 2

--------------------------------------------------------------------------------

Comments:

Following is a copy of the signed agreement between Corel Corporation and C Me Run Corp. Once we get the originals back from my finance team, I will send an original copy to you. Please let me know if you need any further information.

Regards,


Lino Catana
Manager, e-Business Programs
Corel Corporation
613-728-0826 ext. 1248
linoc@corel.com
      is translated into a language other than English, the English version and interpretation shall govern and prevail. All communications between the parties hereunder shall be in English.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                    C Me Run Corp.


                                    PER: /s/ Warren Talbot
                                         ---------------------------------------
                                         Name:  Warren Talbot
                                         Title: VP of Business Development


                                    Corel Corporation


                                    PER: /s/ John Blaine
                                         ---------------------------------------
                                         Name: John Blaine
                                         Title: Executive Vice President Finance
                                                CFO and Treasurer

                                         /s/ [Illegible initials]